Exhibit 99.1

PUBLIC RELATIONS AGREEMENT

“Sponsor Agreement”

THIS AGREEMENT made and effective this 24th day of June 2014 by and between;

REVIIV MEDIA CORP.

EIN# 46-5740301

located at

228 Park Ave South

Suite 90767

New York, NY 10003

USA

A Delaware Corporation (hereinafter referred to as “REVIIV”) and

Affinity MediaWorks Corp.

located at

5460 Lake Road

Tully, NY 13159

USA

A Nevada Corporation (hereinafter referred to as AFFW”)

collectively REVIIV and AFFW

hereinafter referred to as “the Parties”.

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PREAMBLE:

WHEREAS, REVIIV is a media company with an emphasis on celebrity public relations.The company has developed a unique product that is trademarked “VIP Wall Street” which assist small publicly traded companies with high-end shareholder events. These events are designed to enhance the launch of new product offerings as well as provide crucial shareholder updates in a cutting edge environment. REVIIV engages a-list entertainers to attend the event and act in various roles thought out the event. These roles include a key-note speaker and various entertainers that mingle throughout the crowd for the entirety of the event; and

WHEREAS, AFFW desires to publicize AFFW with the intention of making its name and businesses better known to its shareholders, investors, brokerage houses, mainstream media and various media outlets; and

WHEREAS, REVIIV is willing to accept AFFW as a client.

WHEREAS, AFFW desires public relations services and the dissemination of information about AFFW, and its businesses, to a much broader audience in general, and desires to retain REVIIV to provide such services as an independent contractor, and REVIIV is agreeable to such a relationship and/or arrangement, and the parties desire a written document formalizing and defining their relationship and evidencing the terms of their agreement;

THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, it is agreed as follows:

DEFINITIONS AND INTERPRETATIONS

1. Captions and Section Numbers. The headings and section references in this Public Relations Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provisions thereof.

2. Extended Meanings. The words “hereof”, “herein”, “hereunder”, “hereto” and similar expressions used in any clause, paragraph or section of this Agreement and any Addendums and/or Exhibits attached to this Agreement will relate to the whole of this Agreement including any attached Addendums and/or Exhibits and not to that clause, paragraph or section only, unless otherwise expressly provided.

3. Shareholders .REVIIV utilizes Shareholder Connect as an aggregator that enhances a static shareholder list and migrates available social media data to use as an operating list of attendees for q specific event..

4. Section References and Schedules. Any reference to a particular “article”, “section”, “paragraph” or other subdivision of this Agreement and any reference to a schedule, exhibit or addendum by name, number and/or letter will mean the appropriate schedule, exhibit or addendum attached to this Agreement and by such reference is incorporated into and made part of this Agreement.

AGREEMENT

5. Appointment. AFFW hereby appoints and engages REVIIV as a public relations firm to assist in the dissemination of non-financial related press releases of AFFW and other such materials and information about AFFW and hereby retains REVIIV upon the terms and conditions of this Agreement. REVIIV accepts such appointment and agrees to perform the services upon the terms and conditions of this Agreement.

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6. Engagement.AFFW engages REVIIV to publicize AFFW at specific annual events and as further described below and subject to the further provisions of this Agreement. REVIIV hereby accepts said engagement and AFFW as a client, and agrees to publicize AFFW as further described below and subject to the further provisions of this Agreement.

7. Authority and Description Of Services. During the term of this Agreement REVIIV shall furnish various professional services for AFFW as requested by AFFW. REVIIV shall not disseminate any information to the public regarding AFFW without the express written approval and consent of AFFW or authorized agent. Said professional services and advice shall relate to those services, items and/or subjects described in the Preamble on page 1 of this document, and on page 2, paragraph 6 above, wherein REVIIV and the services it provides are described, and/or as follows:

a.REVIIV shall act, generally, to disseminate non-financial related press releases of AFFW to the REVIIVclients, and other such promotional material as may be provided to REVIIV by AFFW, by essentially acting (1) as liaison between AFFW and AFFW’s shareholders and potential investors;

b. REVIIV shall seek to make AFFW, its management, its products, and its growth strategy, known to existing shareholders but enhance this by simultaneous distribution through financial media, financial publications, broker-dealers, mutual funds, institutional investors, investment advisors, and other members of the financial community as well as the general public.

c. REVIIV, in providing the foregoing services, shall be solely responsible for payment of all costs of providing the services, including, but not limited to, out-of-pocket expenses for postage, delivery service (e.g., Federal Express), telephone charges. These costs include compensation to third party vendors, copywriters, staff writers, art and graphic personnel, subcontractors, printing, etc.

d. REVIIV’s compensation under this Agreement shall be deemed to include the above-mentioned costs and expenses, unless otherwise expressly provided herein.

8. Term of Agreement. This Agreement shall become effective upon execution hereof and shall continue thereafter and remain in effect for a period of 12 months (360 days). It is expressly acknowledged and agreed by and between the parties hereto that REVIIV shall not be obligated to provide any services and/or perform any work related to this Agreement until such time that the agreed upon payment as has been received by REVIIV in accordance with paragraph 14 of this Agreement.

9. Where Services Shall Be Performed. REVIIV’s services shall be performed at the main office location of REVIIV, or other such designated location(s) as REVIIV and AFFW both agree are the most advantageous to enable REVIIV to achieve the objectives required by AFFW.

10. Limitations on Services. The parties hereto recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in-house “due diligence” or “compliance” departments of brokerage houses, etc. Accordingly, REVIIV agrees as follows:

a. REVIIV shall NOT release any financial or other information or data about AFFW without the prior written consent and approval of AFFW.

b. REVIIV shall NOT conduct any meetings with financial analysts without first informing AFFW in writing in advance of any proposed meeting; the format or agenda of such meeting. AFFW shall have the right to have a representative attend such meeting.

c. REVIIV shall NOT release any information or data about AFFW to any selected or limited person(s), entity, or group if REVIIV has determined that such information or data has not been generally released or promulgated and AFFW requests in writing that said information or data is not to be so released or promulgated.

11.	Duties of AFFW. The Parties agree that the duties of AFFW are as follows:

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a. AFFW shall supply REVIIV, on a regular and timely basis with all data and information (that has been approved by its management), about AFFW‘s products, its management, and its operations and AFFW shall be responsible for advising REVIIV of any facts which would affect the accuracy of data and information previously supplied to REVIIV so that REVIIV may take corrective action.

b. AFFW shall promptly supply REVIIV with full and complete copies of all filings made with all federal and state securities agencies that have been distributed generally; with full and complete copies of all shareholder reports and communications whether or not prepared with the assistance of REVIIV that have been distributed generally; with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community concerning AFFW that have been distributed generally; and with all product/services brochures, sales materials, etc. of AFFW that have been distributed generally.

c. REVIIV reports are not intended to be used in the offering of securities. Accordingly, AFFW must agree to each of the points listed below and to indemnify REVIIV for any breach of these representations and covenants.

d. AFFW will not use REVIIV reports in connection with any offering of securities without the prior written consent of REVIIV.

e. In that REVIIV relies on information provided by AFFW for a substantial part of its preparations and reports, AFFW must represent that said information is either false or misleading, and agrees to hold REVIIV harmless for any information supplied to REVIIV by AFFW that is materially false or misleading; and AFFW agrees to hold harmless REVIIV for any claims relating to the purchase and/or sale of AFFW securities occurring out of or in connection with REVIIV's relationship with AFFW unless REVIIV is found to have been negligent and/or wilfully disseminated false or misleading information about AFFW, or any information AFFW or any regulatory agency would deem as confidential or “inside information”.

f. In that REVIIV shareholders, officers, employees, and/or members of their families may hold a position in and engage in transactions with respect to AFFW securities, and in light of the fact that REVIIV imposes restrictions on such transactions to guard against trading on the basis of material nonpublic information, AFFW shall contemporaneously notify REVIIV if any information or data being supplied to REVIIV concerning AFFW has not been generally released or promulgated.

12. Representation.

a. AFFW shall be deemed to make a continuing representations of the accuracy of any and all material facts, materials, information, and data which it supplies to REVIIV and AFFW acknowledges its awareness that REVIIV will rely on such continuing representation in disseminating such information and otherwise performing its investor relations functions hereunder.

b. REVIIV, in the absence of notice in writing from AFFW, will rely on the continuing accuracy of materials, information, and data supplied by AFFW.

c. AFFW hereby agrees to hold harmless REVIIV against any claims, demands, suits, loss, damages, etc., arising out of REVIIV’s reasonable reliance upon the initial accuracy and continuing accuracy of such facts, materials, information, and data, unless REVIIV has been negligent in using such facts data in performing its duties and obligations hereunder.

d. AFFW hereby authorizes REVIIV to issue, in REVIIV’s sole discretion, corrective, amendatory, supplemental, or explanatory press releases, shareholder communications and reports, or data supplied to analysts, broker-dealers, market makers, or other members of the financial community concerning any information supplied to REVIIV by AFFW that REVIIV has found to be materially false and misleading or that may have changed since the date of its first issuance.

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e. AFFW shall cooperate fully and timely with REVIIV to enable REVIIV to perform its duties and obligations under this Agreement.

f. The performance by AFFW of this Agreement will not violate any applicable court decree or order, law or regulation or any contractual obligation by which AFFW may be bound.

g. AFFW shall act diligently and promptly in reviewing materials submitted to it by REVIIV to enhance timely distribution of those materials and shall inform REVIIV of any inaccuracies contained therein within a reasonable time prior to the projected or known publication date.

h. The execution and performance of this Agreement by REVIIV has been duly authorized by the Board of Directors of REVIIV in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of REVIIV.

i. The performance by REVIIV of this Agreement will not violate any applicable court decree or order, law or regulation, nor will it violate any provision of the organizational documentsand/or bylaws of REVIIV or any contractual obligation by which REVIIV may be bound.

j. REVIIV's activities pursuant to this Agreement or as contemplated by this Agreement do not constitute and shall not constitute REVIIV’s acting as a securities broker or dealer under federal or state securities laws; any contact between REVIIV and a potential investor in AFFW shall be such that REVIIV would be acting solely as a finder or consultant with respect to such prospective investor.

13. Compensation

a. Compensation payable to REVIIV for all general public relations services and other services hereunder, including but not limited to special shareholder events, shall be paid in the form of registered securities issued to REVIIV MEDIA CORP. by the means and in the manner or manners as described in Paragraph 14.

b. For all special services, not expressly covered by this Agreement, AFFW shall only be required to pay for those specific additional services for which AFFW agrees in writing to pay before REVIIV performs any of those services.

14. Payment. Immediately upon execution of this agreement, REVIIV shall receive 2,000,000 restircted shares of AFFW. These shares shall carry demand registration rights and shall be included in the AFFW’s pending S-1 Registration Statement. These shares shall be booked to REVIIV at a value of $1,500,000.00.

15. REVIIVTo Be An Independent Contractor. REVIIV shall provide said services solely and exclusively as an independent contractor, and not as an employee of AFFW or of any company or person affiliated with or a division or subsidiary or successor to or of AFFW. REVIIV has no authority to bind AFFW or any affiliate of AFFW to any legal action, contract, agreement, or purchase, and such act by REVIIV cannot and shall not be construed to be made in good or with the authorization of AFFW, which shall not give, or be required to give such authorization. No employee or subcontractor of REVIIV, or any agent thereof, shall be entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded AFFW employees.

16. REVIIVNot To Engage In Conflicting Activities. During the term of this Agreement REVIIV shall not engage in any activities that directly conflicts with the interests of AFFW nor shall REVIIV represent any other client engaged in the same lines of businesses as AFFW. AFFW hereby acknowledges notification by REVIIV and understands that REVIIV does, and shall, represent and service other and multiple clients in the same manner as it does AFFW, and that AFFW is not an exclusive client of REVIIV.

17. Trade Secrets And Inventions. REVIIV shall treat as proprietary any and all information belonging to AFFW, its affiliates or any predecessor, subsidiary or division of AFFW, or any third parties, disclosed to REVIIV in the course of the performance of REVIIV services. REVIIV assigns and agrees to assign to AFFW or its nominee all rights in all intellectual property or proprietary or trade secret conceived by REVIIV during the term of this Agreement with respect to any services performed under said Agreement.

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18. Insider Information -- Securities Violations. In the course of the performance of this Agreement it is expected that specific sensitive information concerning the operations of AFFW, its business, and/or affiliate companies shall come to the attention and knowledge of REVIIV. In such event REVIIV shall not divulge, discuss, or otherwise reveal such information to any third parties.

19. Disclosure. REVIIV is required to disclose any outside activities or interests, including ownership or participation in the development of prior inventions, that conflict or may conflict with the best interests of AFFW. It is mutually understood that prompt disclosure is required under this paragraph if the activity or interest is related, directly or indirectly, to any activity that REVIIV may be involved with on behalf of AFFW.

20. Amendments. This Agreement may be modified or amended, provided such modifications or amendments are mutually agreed upon by and between the parties hereto and that said modifications or amendments are made in writing and signed by both parties.

21. Severability. If any provision of this Agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is contrary to law, invalid or unenforceable, and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

22. Termination of Agreement. This Agreement may not be terminated by either party prior to the expiration of the term provided in Paragraph 8 above except as follows:

a. Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;

b. Upon the other party taking the benefit of any insolvency law; and/or

c. Upon the other party having or applying for a receiver appointed for either party.

d. As provided for in Paragraph 27 below.

23. Attorney Fees. In the event either party is in default of the terms or conditions of this Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs, reasonable attorneys’ fees, expenses and court costs through trial, appeal and to final disposition.

24. Return Of Records. Upon termination of this Agreement, REVIIV shall deliver to AFFW all documents including , without limitation, all records, notes, data, memorandum, models and equipment of any nature that are in the control of REVIIV that are the property of or relate to the business of AFFW to AFFW.

25. Non-waiver. The failure of either party, at any time, to require any such performance by any other party shall not be constructed as a waiver of such right to require such performance, and shall in no way affect such party’s right to require such performance and shall in no way affect such party’s right subsequently to require full performance hereunder.

26. Disclaimer By REVIIV. REVIIV shall be the preparer of certain promotional materials, and; REVIIV makes no representation to AFFW, or others, that; (a) its efforts or services will result in any enhancement to AFFW (b) the price of AFFW’s publicly traded securities will increase (c) any person will purchase AFFW’s securities, or (d) any investor will lend money to and/or or invest in or with AFFW.

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27. Limitation of REVIIV Liability and Indemnification. In the event REVIIV fails to perform its work or services hereunder, its entire liability to AFFW shall not exceed the lesser of; (a) the amount of compensation REVIIV has received from AFFW under Paragraph 13 and/or 14 above; (b) the amount of compensation REVIIV has received from AFFW; or (c) the actual damage to AFFW as result of such non-performance. REVIIV shall indemnify and be liable to AFFW for all claims against AFFW by any person or entity, including any local, state or federal governmental authority, arising from or in any way related to any matters covered by this Agreement if it is found that REVIIV has violated any local, State or Federal law (common or statutory), act or regulation, or has been untruthful, misleading, or negligent in any manner, to any third party, or to AFFW, and/or that such behavior on the part of REVIIV was the cause of the claim or action against AFFW.

28. Ownership of Materials. All right, title and interest in and to materials to be produced by REVIIV in connection with this Agreement and other services to be rendered under said Agreement shall be and remain the sole and exclusive property of REVIIV, except in the event AFFW performs fully and timely its obligations hereunder, AFFW shall be entitled to receive upon written request, one (1) copy of all such materials.

29. Miscellaneous.

a. Effective date of representations shall be no later than the date of execution by the parties of this Agreement.

b. Currency: In all instances, references to dollars shall be deemed to be US dollars.

30. Notices. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given by either personal delivery, certified mail, express mail or other national overnight courier services. Notices shall be deemed given upon the earlier of actual receipt or five (5) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice. Any notice required or permitted by this Agreement to be given shall be given to the respective parties at the addresses first written above, on page one (1) of this Agreement.

31. Parent and Subsidiary Companies or Entities. This Agreement applies to AFFW, any parent, subsidiaries, divisions, affiliated, successor and all other related companies.

32. Exclusion With Respect To Partnership. The parties acknowledge and agree that this is not, shall not be deemed to be construed to be an agreement for the formation of a partnership, the parties expressly are agreeing that they are not partners, and that REVIIV is an independent contractor performing for AFFW the services expressly covered by this Agreement.

33. Time Is Of The Essence. Time is hereby expressly made of the essence of this Agreement with respect to the performance by the parties of their respective obligations hereunder.

34. Inurement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, assigns and any addenda’s attached hereto.

35. Entire Agreement. The parties declare and represent that no promise, inducement or agreement expressed has been made, and that this Agreement constitutes the entire Agreement between the parties, and supersedes all prior negotiations, proposed agreements, or understandings, if any, between the parties concerning any of the provisions or contents of this Agreement.

36. Choice of Law and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the state of New York, without reference to its conflicts of laws principles. The venue of any related legal Proceedings shall be the New York Superior Court. The prevailing party in any such dispute shall be awarded its reasonable attorneys’ fees and costs in any such proceeding.

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a. Severability. If any provision of this Agreement or the Application of any such provision to any person or circumstance shall be held invalid, I, Illegal or unenforceable in any respect by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other.

37. Acceptance by REVIIV. This Agreement is not valid or binding upon REVIIV unless and until executed by its President or other duly authorized executive officer of REVIIV.

38. Execution In Counterpart; Telecopy-Fax. This Agreement may be executed in counterparts, not withstanding the date or dates upon which this Agreement is executed and delivered by any of the parties, and shall be deemed to be an original and all of which will constitute one and the same agreement, effective as of the reference date first written above. The fully executed telecopy (fax) version of this Agreement shall be construed by all parties hereto as an original version of said Agreement.

39. Disclaimer. REVIIV is in the business of investor/public relations and other related business, as previously stated above, and in no way proclaims to be an investment advisor and/or stock or securities broker. REVIIV is not licensed as a stock or securities broker and is not in the business of selling such stocks or securities or advising as to the investment viability or worth of such stocks or securities.

IN WITNESS WHEREOF, the parties hereto have set their hands in execution of this Agreement.

For and on behalf of; Affinity MediaWorks Corp. By:_/S://Mark T. Gleason____________ Mark T. Gleason, CEO Affinity Media Works Corp.	For and on behalf of; ReViiV Media Corp. By:_/S://Shenae Osborn_________ S. Osborn CEO.

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